Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Central Jersey Bancorp

Oakhurst, New Jersey

We hereby consent to the incorporation by reference in the Prospectus Supplement constituting a part of this Registration Statement of our reports dated March 12, 2009, relating to the consolidated financial statements, and the effectiveness of Central Jersey Bancorp’s (Company’s) internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

We also consent to the reference to us under the caption “Experts” in the Prospectus Supplement.

/s/    ParenteBeard LLC

ParenteBeard LLC

Malvern, Pennsylvania

October 26, 2009